UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

SIM Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42164	35-2838851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 SW 7th Street, Suite 500
Miami, Florida 33130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (786) 753 9305

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	SIMAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	SIMA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	SIMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2025, Janine Grasso resigned as a director of the board of directors (the “Board”) of SIM Acquisition Corp. I (the “Company”), and as a member of the audit and compensation committees of the Board, effective immediately. The resignation of Ms. Grasso was for personal reasons and did not result from any disagreement regarding the Company’s operations, policies or practices. The Company intends to seek a new director who will qualify as an independent director under the corporate governance standards of The Nasdaq Stock Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIM ACQUISITION CORP. I

Date: September 8, 2025	By:	/s/ David Kutcher
		Name:	David Kutcher
		Title:	Chief Financial Officer

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